                                         Exhibit 10.30

합 의 서(Agreement)

본 합의서는 대한민국에 소재한 1) 주식회사 텔콘알에프제약(구 주식회사 텔콘, 이하 “텔콘”) 및 미합중국에 소재한 2) Emmaus Life Sciences, Inc. (이하 “엠마우스”)간에 2019. 12. 23. 체결되었다.

텔콘 및 엠마우스(이하 총칭하여 “당사자들”)는 아래와 같이 본 합의서의 내용에 대하여 합의한다.

This agreement is executed on December 23, 2019 between 1) Telcon RF Pharmaceutical, Inc. (formerly Telcon Co., Ltd. And herein “Telcon”) in Republic of Korea and 2)Emmaus Life Sciences, Inc. (“Emmaus”) in the United States of America.

Telcon and Emmaus (herein “Parties”) hereby agree to each of the following:

제 1 조 [목적]

본 합의서는 당사자들간에 2019.12.23. 자로 체결된 확약서(이하 “확약서”)라고 하며 본 합의서에서 달리 정의되지 않는 한 각 용어의 정의는 “확약서”에서 정해진 바에 따름)에 따라 본건 질권을 종목질권에서 계좌질권으로 변경함에 따라 엠마우스가 보유한 텔콘 주식 처리방법 및 당사자들의 이행사항을 정하기 위하여 체결한다.

Article 1 [Objective]

In accordance with the December 23, 2019 Letter of Commitment (“Commitment Letter”), this agreement follows the definition of terms in the Commitment Letter and is entered to determine the handling of Telcon shares held by Emmaus and the Parties’ responsibilities upon changing the pledge on shares to the pledge on account.

제 2 조 [텔콘 발행 신규 전환사채의 취득]

1.

엠마우스는 확약서 제2조에 따라 계좌질권이 설정된 계좌에 입고되어 있는 텔콘 주식을 합리적인 가격에 매각하게 될 경우, 매각대금 중 360억원으로은 텔콘이 신규로 발행할 사모전환사채(이하 “본건 신규전환사채”)를 인수하기로 하며, 인수대금 납입 완료에 따라 취득한 본건 신규 전환사채를 텔콘에 다시 담보로 제공하고 질권을 설정 하기로 한다. 단, 360억원과 매각대금의 차액은엠마우스가 사용하기로 하며, 텔콘 주식 매각과 본건 신규전환사채 인수대금 납입, 그 차액의 엠마우스 지급과 관련하여 계좌질권에 대한 해지와 설정 등의 절차는 동부증권과 협의하여 업무

에 차질 없도록 진행하기로 한다.

1.In order to facilitate Emmaus’ sale of Telcon shares pursuant to Paragraph 2 of the Commitment Letter, the Parties will establish a brokerage account (the “Account”) with DongbuSecurities into which the Telcon shares will be deposited.  Upon the conclusion of Emmaus’ sale of Telcon shares the Parties agree that KRW 36 billion of the net sale proceeds will be surrendered to Telcon in exchange for a new convertible bond of Telcon with a face amount equal to the market value of such Telcon shares and the balance of the net sale proceeds will be released to Emmaus free and clear of any pledge, encumbrance or restriction.  The new convertible bond shall be pledged as a collateral under the API Supply Agreement.  The termination of the pledge, the establishment of the Account, the sale of the Telcon shares, the payment of KRW 36 billion for the convertible bond, and the payment of the remaining net sale proceeds to Emmaus will be conducted in consultation with Dongbu Securities.

2.	본건 신규전환사채의 발행조건은 표면이자 2.1%, 만기보장수익율 2.1%, 만기 10년으로 하되, 세부사항은 추후 협의하기로 한다.

2.The new convertible bond shall bear 2.1% interest rate, 2.1% guaranteed return on maturity, and shall have a 10- year term.  The bond shall be convertible at Emmaus option into Telcon shares on customary terms at a conversion price to be determined.  Other conditions shall be negotiated in the future.

제 3 조 [콜옵션]

본건 신규전환사채와 관련하여 사채발행에 따른 인수계약서 체결 시 사채권면금액의 50%에 대한 콜옵션을 발행회사 또는 발행회사가 지정하는 자에게 부여하기로 하며, 콜옵션 행사가는 사채권면금액으로 하기로 한다. 이외 콜옵션에 관한 세부 사항은 추후 협의하기로 한다.

Article 3 [Call Option]

In accordance with Article 2 above, Emmaus shall grant the call option on 50% of the debenture amount to the issuer or the issuer’s designated party.  Additional details shall be determined by the Parties in the future.

제 4 조 [엠마우스가 보유한 텔콘 주식의 매각]

1.	엠마우스는 자신이 보유한 텔콘 주식을 매각할 경우 비보존, 이두현, 이두현 또는 비보존과 이해관계가 있는 자에게 매각할 수 없다. 단, 장내매각은 예외로 하며, 시간외 대량매매(통칭 “블럭딜”)의 경우는 텔콘의 서면동의를 받는 경우에 한하여 예외로 한다.

2.	엠마우스는 자신이 보유한 텔콘 주식을 장외에서 제3자에게 매각할 경우, 제3자가 제1항의 매각제한사항을 준수하도록 계약서에 명시하여야 한다.

Article 4 [Sale of Telcon Shares Held By Emmaus]

1.

Emmaus may not knowingly sell its Telcon shares to Vivozon, Doo Hyun Lee, or their related parties.  Market sale is an exception.  Large volume sale through block deal requires a written consent from Telcon.

2.	In case of a sale to a third party buyer, its contract should state the sale limitation as in Paragraph 1 above.

제 5 조 [질권해지]

엠마우스는 텔콘에 연간 $5,000,000의 매출과 $2,500,000의 매출이익(이하 통칭하여 보장금액”)을 보장하기로 한바, 매년말 기준으로 보장금액이 실현됨을 조건으로 텔콘은 실현된 매출이익에 해당하는 금액만큼 매년 1월말일(공휴일인 경우 익일)에 본건 신규전환사채에 대한 담보를 해지하고 해지된 금액을 엠마우스에게 지불한다.

Article 5 [Termination of Pledge]

Emmaus agreed to guarantee Telcon $ 5,000,000 sales revenue and $ 2,500,000 sales profit annually. Provided that the guaranteed amount is realized at the end of each year, Telcon shall ㄱreduce the collateral amount by the actual annual sales profit amount and pay Emmaus the reduction amount on January 31 of each following year (the following day if it is a public holiday).

제 6 조 [엠마우스 보유 텔콘 주식에 대한 의결권]

엠마우스는 1) 확약서 제2조에 따라 텔콘 주식을 모두 매도하기 전까지 보유하고 있는 주식 및 2) 본건 신규전환사채를 전환할 경우 보유하게 되는 주식과 관련하여 텔콘의 요청이 있을 경우에는 그 시점에 엠마우스가 보유하고 있는 텔콘 주식에 대한 의결권을 텔콘이 요청하는 바에 따라 행사하여 주기로 한다.

Article 6 [Voting Rights to Emmaus Owned Telcon Shares]

Emmaus agrees to vote: 1) according to Paragraph 2 of this commitment letter until all Telcon shares are sold, the shares held by Emmaus and 2) the shares held by Emmaus, if the convertible bond is converted, in favor of Telcon’s request.

본 합의서는 2부로 작성되며, 본 합의서의 체결을 증명하기 위하여 각 당사자의 적법한 대리인이 서명날인한다(단, 한국 당사자의 경우 당사자들의 대표자들이 각 회사의 법인인감도장을 날인 또는 서명하고 인감증명을 첨부키로 한다).

2019년 12월 23일

주식회사 텔콘알에프제약

주소 : 경기도 용인시 기흥구 동탄기흥로 684

대표이사 : 김 지 훈     (인)

Telcon RF Pharmaceutical Inc.

Address: 684, Dongtandgiheung-ro, Giheung-gu, Youngin-si, Gyeonggi-do, Korea

Representative Director: Ji Hoon Kim(Seal)

Emmaus Life Sciences Inc.

주소 : 21250 Hawthorne Blvd. Suite 800 Torrance, CA 90503

CEO : Dr. Yutaka Niihara     (인)
Emmaus Life Sciences Inc.

Address: 21250 Hawthorne Blvd. Suite 800 Torrance, CA 90503